                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q  File No. 1-1839


       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------
                            (Thousands of Dollars)


                                                                                     Twelve Months Ended
                                                                              --------------------------------
Line                                                                          September 30,       December 31,
 No.                                                                               1999               1998
----                                                                          -------------       ------------

 1    Net income before extraordinary items                                    $  670,862         $   594,206
                                                                               ----------         -----------
 2    Net provisions for income taxes and investment tax credits deferred
 3         charged to-
 4           Operations                                                        $  364,353         $   355,667
 5           Other income                                                          (7,355)             (4,741)
                                                                               ----------         -----------


 6                                                                             $  356,998         $   350,926
                                                                               ----------         -----------
 7    Fixed charges-
 8         Interest on debt                                                    $  554,977         $   478,404
 9         Estimated interest component of nuclear fuel and
10           other lease payments, rentals and other interest                      66,384              74,568
11         Amortization of debt discount, premium and expense                       9,512              10,369
12         Company-obligated mandatorily redeemable preferred securities
13           dividend requirements of subsidiary trusts holding solely the
14           Company's subordinated debt securities                                29,710              29,710
                                                                               ----------         -----------
15                                                                             $  660,583          $  593,051
                                                                               ----------         -----------

16    Preferred and preference stock dividend requirements-
17         Provisions for preferred and preference stock dividends             $   33,991          $   56,884
18         Taxes on income required to meet provisions for
19           preferred and preference stock dividends                              22,248              37,232
                                                                               ----------         -----------

20                                                                             $   56,239          $   94,116
                                                                               ----------         -----------

21    Fixed charges and preferred and preference stock
22         dividend requirements                                               $  716,822          $  687,167
                                                                               ----------         -----------

23    Earnings for fixed charges and preferred and preference stock
24         dividend requirements                                               $1,688,443          $1,538,183
                                                                               ----------         -----------

25    Ratio of earnings to fixed charges (line 24 divided by line 15)                2.56                2.59
                                                                                     ====                ====


26    Ratio of earnings to fixed charges and preferred and preference                2.36                2.24
27         stock dividend requirements (line 24 divided by line 22)                  ====                ====